EXHIBIT 3.01

                            CERTIFICATE OF AMENDMENT
                                       OF
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                 MORGAN STANLEY DEAN WITTER SPECTRUM SELECT L.P.

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               PURSUANT TO SECTION 17-202 OF THE DELAWARE REVISED
                         UNIFORM LIMITED PARTNERSHIP ACT

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                  The undersigned, for the purpose of amending the Certificate of Limited Partnership of Morgan Stanley Dean Witter Spectrum Select L.P. filed with the Secretary of State of Delaware on March 21, 1991, as amended on April 17, 1998, as further amended on April 24, 1998 and as further amended on April 6, 1999, does hereby certify as follows:

                       First. Name of Limited Partnership. The name of the
                  limited partnership is Morgan Stanley Dean Witter Spectrum Select L.P.

                       Second. Amendment. Article First of the Certificate of
                  Limited Partnership is amended to read in full as follows:

                       "First. Name of Limited Partnership. The name of the limited partnership is Morgan Stanley Spectrum Select L.P."

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Limited Partnership as of the 1st day of November, 2001.

                                       By: Demeter Management Corporation,
                                           General Partner

                                       By: /s/ Robert E. Murray
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                                           Robert E. Murray
                                           President